Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Richardson Electronics, Ltd.

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

Our report on the consolidated financial statements refers to a change in the method of accounting for certain inventories from the last-in, first-out method to the first-in, first-out method as of June 1, 2003.

/s/ KPMG LLP

Chicago, Illinois

September 13, 2005